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                                                      WORKSTREAM  (TM)
                                                      The  business  of  people


                                                                    Exhibit 99.1




                  WORKSTREAM INC. ANNOUNCES MANAGEMENT CHANGES

OTTAWA, CANADA, MAY 13, 2003 - WORKSTREAM INC. (NASDAQ - WSTM), a leading provider of Human Capital Management Web-enabled solutions and professional services, today announced the appointment of David Polansky as Chief Financial Officer (CFO).

David Polansky brings a strong financial background to Workstream. He was previously the CFO for Arnold Palmer Golf Management, a company that owns and manages golf courses. David was responsible for the accounting, finance, legal, and human resources functions for that company, with 2,600 employees and revenues of $100M. "David is a proven and dedicated finance professional, and he comes to Workstream with a wealth of knowledge and experience in financial management, he will be a great asset in helping the company focus on organic growth and business efficiencies," said Michael Mullarkey, Chairman and CEO. "His leadership abilities, not to mention his effective strategies for internal controls and overall efficiency, will benefit Workstream immensely", Mullarkey stated.

Polansky replaces Paul Haggard who has decided to leave the Company to pursue other opportunities. "Paul played an important role in amalgamating the financial systems from all of our acquired companies into one centralized system and location. I would like to thank Paul for his time and commitment to the Company", said Mullarkey.

Another management change is that Arthur Halloran has resigned from the position of President and Chief Operating Officer but will remain on the Board of Directors of the Company.

"Art was appointed President and Chief Operating Officer in October 2001. He joined the Company to help integrate our various software acquisitions. Now that the integrations are complete, Art has decided it is time to pursue other opportunities", said Michael Mullarkey. "We are grateful for Art's efforts on behalf of Workstream and wish him all the best", continued Mullarkey.
To ensure a smooth transition, the Chairman and CEO Michael Mullarkey will assume additional responsibilities as President immediately.

ABOUT WORKSTREAM INC.

Workstream Inc. (NASDAQ: WSTM) is a leading provider of Web-enabled tools and professional services for Human Capital Management (HCM). Offering a diversified suite of high-tech and high-touch services to address the full lifecycle of the employer/employee relationship, Workstream ensures more effective management of corporate assets via automation and outsourcing. Workstream's HCM technology backbone enables companies to streamline the management of enterprise human capital processes, including recruitment, assessment, integration, deployment and outplacement. Workstream offers a full-range of HCM products and services through its 15 offices and 200 dedicated human resource professionals across North America. The company's expertise has motivated many blue-chip organizations such as Eli Lilly, Nike, Samsung, KPMG and Sony Music to select Workstream.

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For more information visit http:www.workstreaminc.com or call toll free
1-866-470-WORK.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.

For more information contact:


INVESTOR RELATIONS:
Tammie Brown
Workstream Inc.
Tel: 877-327-8483 ext. 263
Email:  tammie.brown@workstreaminc.com
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